Exhibit 99.2

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

The Board of Directors

KBW, Inc.

787 Seventh Avenue

New York, New York 10019

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 4, 2012, to the Board of Directors of KBW, Inc. (“KBW”) as Annex B to, and reference thereto under the headings “SUMMARY — Opinions of KBW’s Financial Advisors — Merrill Lynch, Pierce, Fenner & Smith Incorporated” and “PROPOSAL ONE: THE MERGER — Opinions of KBW’s Financial Advisors — Merrill Lynch, Pierce, Fenner & Smith Incorporated” in, the proxy statement/prospectus relating to the proposed transaction involving KBW and Stifel Financial Corp. (“Stifel”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Stifel. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH

      INCORPORATED

November 26, 2012